Exhibit 99.6

May 12, 2017

Threshold Pharmaceuticals, Inc.

3705 Haven Ave., Suite 120

Menlo Park, California 94025

Consent to Reference in Proxy Statement/Prospectus/Information Statement

Threshold Pharmaceuticals, Inc. (the “Company”) is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus/information statement included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ David Hirsch, M.D., Ph.D.
Name: David Hirsch, M.D., Ph.D.